Exhibit 1.1
EXECUTION COPY
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-1
Class A-1 4.78% Asset Backed Notes
Class A-2 5.11% Asset Backed Notes
Class A-3 5.11% Asset Backed Notes
Class B 5.20% Asset Backed Notes
Class C 5.28% Asset Backed Notes
Class D 5.49% Asset Backed Notes
UNDERWRITING AGREEMENT
DEUTSCHE BANK SECURITIES INC.
  As Representative of the Underwriters
60 Wall Street, 19th Floor
New York, New York 10005
February 22, 2006
Ladies and Gentlemen:
          AmeriCredit Financial Services, Inc., a corporation organized and existing under the laws of Delaware (the “Sponsor”), and AFS SenSub Corp., a corporation organized and existing under the laws of Nevada (the “Seller”) (the Sponsor and the Seller, collectively, the “Companies”), agree with you as follows:
          Section 1. Issuance and Sale of Notes. The Sponsor has authorized the issuance and sale of $166,000,000 Class A-1 4.78% Asset Backed Notes, $309,000,000 Class A-2 5.11% Asset Backed Notes, $200,000,000 Class A-3 5.11% Asset Backed Notes, $75,000,000 Class B 5.20% Asset Backed Notes, $80,000,000 Class C 5.28% Asset Backed Notes and $50,000,000 Class D 5.49% Asset Backed Notes (collectively, the “Notes”). The Notes are to be issued by AmeriCredit Automobile Receivables Trust 2006-1 (the “Trust”) pursuant to an Indenture, to be dated as of February 22, 2006 (the “Indenture”), between the Trust and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as indenture trustee (the “Trustee”) and as Trust Collateral Agent. In addition to the Notes, the Trust will also issue $65,000,000 Class E Notes (the “Class E Notes”) issued pursuant to the Indenture and an Asset Backed Certificate representing the beneficial ownership interests in the Trust (the “Certificate”) (the Notes, the Class E Notes and the Certificate, collectively, the “Securities”) pursuant to a Trust Agreement, dated as of February 9, 2006, as amended and restated as of February 22, 2006, between the Seller and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The assets of the Trust will initially include a pool of retail installment sale contracts secured by new or used automobiles, light duty trucks and vans (the “Receivables”) and certain monies due thereunder on or after February 22, 2006 (the “Cutoff Date”).
          As used herein, the term “Sponsor Agreements” means the Sale and Servicing Agreement dated as of February 22, 2006 among the Trust, the Sponsor, as servicer, the Seller and Wells Fargo, as trust collateral agent and backup servicer (the “Sale and Servicing Agreement”), the Purchase Agreement between the Sponsor and the Seller dated as of February 22, 2006 (the “Purchase Agreement”) and this Agreement; the term “Seller Agreements” means the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement and this Agreement.
          The Notes are being purchased by the Underwriters named in Schedule 1 hereto, and the Underwriters are purchasing, severally, only the Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 10 of this Agreement. Deutsche Bank Securities Inc. is acting as representative of the Underwriters and, in such capacity, is hereinafter referred to as the “Representative.”

          It is anticipated that the Class E Notes will be privately placed, primarily with either institutional investors or accredited investors and that the Certificate will be retained by the Seller or an affiliate of the Seller.
          Defined terms used herein shall have their respective meanings as set forth in the Sale and Servicing Agreement.
          Section 2. A. Representations and Warranties. The Sponsor represents, warrants and agrees with the Underwriters, that as of the Execution Time, as of the Applicable Time and as of the Closing Date:
          (i) The Sponsor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-121120) on Form S-3, including a related base prospectus and a form of prospectus supplement, for the registration under the Securities Act of 1933, as amended (the “Act”), of the offering and sale of the Notes. The Sponsor may have filed one or more amendments thereto, each of which amendments has previously been furnished to you. The Sponsor has filed the Preliminary Prospectus (as hereinafter defined) with the Commission. Promptly after execution and delivery of this Agreement, the Sponsor will prepare and file with the Commission a final base prospectus and a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B and Rule 424(b). Any information included in such base prospectus and prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference pursuant to the Act at such time and documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the Commission under the Act, is herein called the “Registration Statement”; provided that references to the Effective Date (as hereinafter defined) or other matters relating to the Registration Statement shall be deemed to be references to the Effective Date or such other matters relating to the registration statement included in the Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”
          “Base Prospectus” means the base prospectus included in the Registration Statement, as amended at the time of the filing of the Prospectus. “Preliminary Prospectus” means the base prospectus, the preliminary prospectus supplement and the supplement to the preliminary prospectus supplement used in connection with the offering of the Notes that omitted certain Rule 430B Information along with the information referred to under the caption “AmeriCredit’s Static Pool Information” regardless of whether such information is part of the Preliminary Prospectus, the Registration Statement or the Base Prospectus. “Prospectus” means the Prospectus Supplement together with the Base Prospectus, as amended at the time of such filing, including the documents incorporated by reference therein pursuant to the Act at the time of execution of this Agreement. “Prospectus Supplement” means the prospectus supplement to the Base Prospectus that is first filed after the Execution Time pursuant to Rule 424(b), along with the information referred to under the caption “AmeriCredit’s Static Pool Information” therein regardless of whether such information is part of the Prospectus, the Registration Statement or the Base Prospectus.
          (ii) The Sponsor has included in the Registration Statement, as amended at the Effective Date, all information required by the Act and the Rules and Regulations to be included in the Prospectus with respect to the Notes and the offering thereof and as of the Effective Date the Registration Statement complied in all material respects with the Rules and Regulations. As filed, the Preliminary Prospectus includes all information with respect to the Notes and the offering thereof required by the Act and the Rules and Regulations with respect to a preliminary prospectus and complies in all material respects with the Rules and Regulations. As filed, the Prospectus shall include all information with respect to the Notes and the offering thereof required by the Act and the Rules and Regulations, shall comply in all material respects with the Rules and Regulations and, except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus) as the Sponsor has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          For purposes of this Agreement, “Applicable Time” shall have the meaning referred to in Section 2.A(vi) hereof. “Effective Time” means, with respect to the Registration Statement, the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, or the earlier of the date of filing of a prospectus required under Rule 424 deemed to be part of the Registration Statement or the date and time of the first sale of Notes and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Rule 405,” Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of first use of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          (iii) The Sponsor meets the requirements for use of Form S-3 under the Act. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). At the time of filing the Original Registration Statement, at the earliest time thereafter that the Sponsor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and at the date hereof, the Sponsor was not and is not an “ineligible issuer”, as defined in Rule 405 of the Rules and Regulations.
          (iv) The Original Registration Statement became effective on January 7, 2005, and any post-effective amendment thereto also has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Sponsor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Prior to the issuance of the Notes, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
          (v) Neither the Sponsor nor any of its affiliates has distributed or otherwise used or will distribute or otherwise use any free writing prospectus (as defined in Rule 405) relating to the Notes; provided that the Sponsor and its affiliates shall be permitted to issue press releases regarding the Notes after the Applicable Time.
          (vi) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, at the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Sponsor by the Underwriter as Underwriter Information.
          The term “Underwriter Information” means (A) with respect to the Prospectus Supplement, (i) on the cover page of the Prospectus Supplement, the information in the table under the headings entitled “Price to Public”, “Underwriting Discounts” and “Proceeds to Seller” and (ii) in the body of the Prospectus Supplement and within the section entitled “Underwriting”, (a) the paragraph immediately following the table listing the Underwriters’ respective commitments and (b) the third paragraph following the second paragraph containing three bulleted sub-paragraphs and (B) with respect to the Preliminary Prospectus Supplement, in the body of the Preliminary Prospectus Supplement and within the section entitled “Underwriting”, the third paragraph following the second paragraph containing the three bulleted sub-paragraphs.
          To the extent that the Underwriters have provided to the Sponsor any Other Offering Document (as defined below), the Sponsor has filed such Other Offering Document as required by, and within the time frames prescribed by, the Rules and Regulations; provided, that the Sponsor shall not be required to have filed any Other Offering Document that consists solely of information (A) contemplated by Rule 134 of the Rules and Regulations and included or to be included in the Preliminary Prospectus Supplement or the Prospectus Supplement or (B) contemplated by Rule 172(a) of the Rules and Regulations or (C) that is not otherwise required to be filed pursuant to the Rules and Regulations.
          The Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 11:30 a.m., New York City time, on February 22, 2006 or such other time as agreed by the Sponsor.
          (vii) The documents incorporated by reference in the Registration Statement, Preliminary Prospectus and Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (viii) Since the respective dates as of which information is given in the Registration Statement, Preliminary Prospectus and Prospectus, or the Registration Statement, Preliminary Prospectus or Prospectus as amended and supplemented, (x) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Sponsor and (y) the Sponsor has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Sponsor that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, otherwise than as set forth or contemplated in the Registration Statement, Preliminary Prospectus or Prospectus, as so amended or supplemented.
          (ix) The Sponsor is not aware of (x) any request by the Commission for any further amendment of the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (y) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Notes for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (x) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Sponsor and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under each Sponsor Agreement and to cause the Securities to be issued.
          (xi) There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Sponsor is a party or of which any of its properties is the subject (i) which if determined adversely to it is likely to have a material adverse effect individually, or in the aggregate, on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Sponsor, (ii) asserting the invalidity of any Sponsor Agreement, in whole or in part or the Securities, (iii) seeking to prevent the issuance of the Securities or the consummation by the Companies of any of the transactions contemplated by any Sponsor Agreement, in whole or in part, or (iv) which if determined adversely is likely to materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, any Sponsor Agreement, in whole or in part or the Securities.
          (xii) Each Sponsor Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by the Sponsor and each Sponsor Agreement constitutes, a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its respective terms, except to the extent that the enforceability hereof may be subject (x) to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors’ rights generally, (y) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
          (xiii) The issuance and delivery of the Securities, and the execution, delivery and performance of each Sponsor Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach of or violate any term or provision of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Sponsor is a party, by which the Sponsor may be bound or to which any of the property or assets of the Sponsor or any of its subsidiaries may be subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Sponsor or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor or any of its respective properties or assets.
          (xiv) PricewaterhouseCoopers LLP is an independent public accountant with respect to the Sponsor as required by the Securities Act and the Rules and Regulations.

          (xv) No consent, approval, authorization, order, registration or qualification of or with any federal or state court or governmental agency or body of the United States is required for the issuance and sale of the Notes, or the consummation by the Sponsor of the other transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.
          (xvi) The Sponsor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Registration Statement, Preliminary Prospectus and Prospectus (or is exempt therefrom) and the Sponsor has not received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.
          (xvii) The Sponsor will not conduct its operations while any of the Securities are outstanding in a manner that would require the Sponsor or the Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), as in effect on the date hereof.
          (xviii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of any Sponsor Agreement, the Securities that are required to be paid by the Sponsor at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.
          (xix) At the Closing Date, each of the representations and warranties of the Sponsor set forth in any Sponsor Agreement will be true and correct in all material respects.
          (xx) Any certificate signed by an officer of the Sponsor and delivered to the Representative or the Representative’s counsel in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2A are made.
          B. The Seller represents, warrants and agrees with the Underwriters, that as of the Execution Time, as of the Applicable Time and as of the Closing Date:
          (i) None of (a) the Registration Statement, at the time the Original Registration Statement became effective, at the respective times that each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) and at the Closing Time, (b) the Preliminary Prospectus, at the Applicable Time, and (c) the Prospectus or any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, contains or will contain, as applicable, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.
          (ii) The documents incorporated by reference in the Registration Statement, Preliminary Prospectus and the Prospectus Supplement, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus Supplement, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Since the respective dates as of which information is given in the Registration Statement, Preliminary Prospectus and the Prospectus Supplement, (x) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Seller and (y) the Seller has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Seller that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Securities, otherwise than as set forth or contemplated in the Registration Statement, Preliminary Prospectus or the Prospectus Supplement, as so amended or supplemented.
          (iv) The Seller is not aware of (x) any request by the Commission for any further amendment of the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (y) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (z) any notification with respect to the suspension of the qualification of the Notes for the sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (v) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, business, management, financial condition, results of operations, regulatory situation or business prospects of the Seller and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under each Seller Agreement.
          (vi) There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Seller is a party or of which any of its properties is the subject (i) which if determined adversely to it is likely to have a material adverse effect individually, or in the aggregate, on the general affairs, business, management, financial condition, results of operations, regulatory situation or business prospects of the Seller, (ii) asserting the invalidity of any Seller Agreement in whole or in part, (iii) seeking to prevent the issuance of the Securities or the consummation by the Seller of any of the transactions contemplated by any Seller Agreement in whole or in part, or (iv) which if determined adversely is likely to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, any Seller Agreement in whole or in part or the Securities.
          (vii) Each Seller Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by the Seller and each Seller Agreement constitutes, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that the enforceability thereof may be subject (x) to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors’ rights generally, (y) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.
          (viii) The execution, delivery and performance of each Seller Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach of or violate any term or provision of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Seller is a party, by which the Seller may be bound or to which any of the property or assets of the Seller or any of its subsidiaries may be subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Seller or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its respective properties or assets.

          (ix) PricewaterhouseCoopers LLP is an independent public accountant with respect to the Seller as required by the Securities Act and the Rules and Regulations.
          (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and sale of the Notes, or the consummation by the Seller of the transactions contemplated by each Seller Agreement except the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.
          (xi) The Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Preliminary Prospectus and Prospectus (or each is exempt therefrom) and the Seller has not received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.
          (xii) The Seller will have the power and authority to sell the Receivables to the Trust. Following the conveyance of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Trust will own the Receivables free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) other than Liens created by the Sale and Servicing Agreement.
          (xiii) As of the Cutoff Date each of the Receivables will meet the eligibility criteria described in the Preliminary Prospectus and the Prospectus.
          (xiv) Neither the Seller nor the Trust created by the Trust Agreement will conduct their operations while any of the Securities are outstanding in a manner that would require the Seller or the Trust to be registered as an “investment company” under the 1940 Act, as in effect on the date hereof.
          (xv) Each of the Securities, the Sale and Servicing Agreement, the Purchase Agreement and the Trust Agreement conforms in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.
          (xvi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of any Seller Agreement and the Securities that are required to be paid by the Seller at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.
          (xvii) At the Closing Date, each of the representations and warranties of the Seller set forth in any Seller Agreement will be true and correct in all material respects.
          (xviii) The direction by the Seller to the Owner Trustee to execute, authenticate, issue and deliver the Certificate will be duly authorized by the Seller and, assuming the Owner Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Owner Trustee in accordance with the Trust Agreement, the Certificate will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement.
          Any certificate signed by an officer of the Seller and delivered to the Representative or the Representative’s counsel in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2B are made.

          Section 3. Purchase and Sale. The Underwriters’ commitment to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Companies herein contained and shall be subject to the terms and conditions herein set forth. The Sponsor agrees to instruct the Trust to issue the Notes to the Underwriters, and the Underwriters agree to purchase on the date of issuance thereof. The purchase prices for the Notes shall be as set forth on Schedule 1 hereto.
          Section 4. Delivery and Payment. Payment of the purchase price for, and delivery of, any Notes to be purchased by the Underwriters shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the Representative and the Companies, at 10:00 a.m. New York City time on March 2, 2006 (the “Closing Date”), or at such other time or date as shall be agreed upon in writing by the Representative and the Companies. Payment shall be made by wire transfer of same day funds payable to the account designated by the Sponsor. Each of the Notes so to be delivered shall be represented by one or more global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.
          The Companies agree to have the Notes available for inspection, checking and packaging by the Representative in New York, New York, not later than 12:00 P.M. New York City time on the business day prior to the Closing Date.
          Section 5. Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.
          Section 6. Covenants of the Companies. Each of the Companies covenants with the Underwriters as follows:
          A. Subject to Section 6.B, it will comply with the requirements of Rules 424(b) and 430B and will notify the Underwriter immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event during the period referred to in Section 6.D which, in the judgment of the Sponsor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Companies will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.
          B. Prior to the termination of the offering of the Notes, the Sponsor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Sponsor has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.
          C. Has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, a signed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for the Underwriter.

The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          D. Will deliver to the Underwriter, without charge, as many copies of the Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request, and the Sponsor hereby consents to the use of such copies for purposes permitted by the Act. The Companies will furnish to the Underwriter, without charge, during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Prospectus as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          E. Will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Indenture, the Trust Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Companies, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Sponsor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Underwriter described in Section 6.B, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements, the Sponsor will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Seller will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.
          F. The Seller will use its best efforts, in cooperating with the Sponsor and the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Seller will cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified.
          G. The Seller will not, without the prior written consent of the Representative, contract to sell any automobile receivables-backed certificates, automobile receivables-backed notes or other similar securities either directly or indirectly (as through the Sponsor) for a period of five (5) business days after the later of the termination of the syndicate or the Closing Date.
          H. So long as the Notes shall be outstanding, the Seller shall, upon the request of any Underwriter, deliver to such Underwriter as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance of the Servicer delivered to the Trustee pursuant to Section 4.10(a) of the Sale and Servicing Agreement and the annual assessments of compliance with servicing criteria; (ii) the annual accountants attestations in respect of the annual assessments of compliance and any other statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 4.11 of the Sale and Servicing Agreement with respect to the Servicer; and (iii) the monthly reports furnished to the Noteholders pursuant to Section 5.10 of the Sale and Servicing Agreement.

          I. So long as any of the Notes are outstanding, the Seller will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year of the Trust, all documents required to be distributed to Noteholders and other filings with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder with respect to any securities issued by the Sponsor or the Seller that are (A) non-structured equity or debt offering of the Sponsor or the Seller or (B) the Notes and (ii) from time to time, any other information concerning the Sponsor or the Seller filed with any government or regulatory authority which is otherwise publicly available, as the Underwriters shall reasonably request in writing.
          J. To apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.
          K. If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of the Seller, there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Sponsor or the Seller, the Seller will give prompt written notice thereof to the Underwriters.
          L. To the extent, if any, that the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Sponsor or the Seller, the Seller shall use its best efforts to furnish or cause to be furnished such documents and take any such other actions.
          Section 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Companies herein contained, (ii) the accuracy of the statements of officers of the Companies made pursuant hereto, (iii) the performance by the Companies of all of their respective obligations hereunder, and the performance by the Companies of all of their respective obligations under the Sponsor Agreements and the Seller Agreements and (iv) the following conditions as of the Closing Date:
          A. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement, the Preliminary Prospectus or the Prospectus shall have been complied with.
          B. The Underwriters shall have received the Sale and Servicing Agreement, the Purchase Agreement, the Indenture, the Trust Agreement and the Notes in form and substance satisfactory to the Underwriters and duly executed by the signatories required pursuant to the respective terms thereof.
          C. The Underwriters shall have received from Dewey Ballantine LLP, counsel for the Companies, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters to the effect that:
     (i) The issuance and sale of the Notes have been duly authorized and, when executed, authenticated, countersigned and delivered by the Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement and the Indenture, respectively.
     (ii) No authorization, approval, consent or order of, or filing with, any court or governmental agency or authority is necessary under the federal law of the United States or the laws of the State of New York in connection with the execution, delivery and performance by the Sponsor of the Sponsor Agreements and by the Seller of the Seller Agreements, except such as may be required under the Act or the Rules and Regulations and Blue Sky or other state securities laws, filings with respect to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement and such other approvals or consents as have been obtained.
     (iii) Each Sponsor Agreement and each Seller Agreement constitutes the legal, valid and binding obligation of the Sponsor or the Seller, as appropriate, enforceable against each of the Sponsor or the Seller, as appropriate, in accordance with their respective terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity) and (C) the enforceability as to rights to indemnification may be subject to limitations of public policy under applicable laws.
     (iv) None of the Sponsor, the Seller nor the Trust is required to be registered as an “investment company” under the 1940 Act, as amended.
     (v) The direction by the Seller to the Owner Trustee to execute, issue, countersign and deliver the Certificate has been duly authorized and, when the Certificate is executed and authenticated by the Trustee in accordance with the Trust Agreement and delivered and paid for, they will be validly issued and outstanding and entitled to the benefits provided by the Trust Agreement.
     (vi) The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust Estate and has duly authorized such sale and assignment to the Trustee by all necessary corporate action.
     (vii) The Securities, the Sale and Servicing Agreement, the Purchase Agreement and this Agreement each conform in all material respects with the respective descriptions thereof contained in the Registration Statement and the Prospectus.
     (viii) The statements in the Base Prospectus under the captions “Summary of Prospectus — Material Federal Income Tax Consequences”, “ERISA Considerations” and “Material Federal Income Tax Consequences” and the statements in the Preliminary Prospectus Supplement and in the Prospectus Supplement under the captions “Material Federal Income Tax Consequences” and “ERISA Considerations”, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein.
     (ix) The statements in the Base Prospectus under the caption “Material Legal Aspects of the Automobile Loans” to the extent they constitute matters of law or legal conclusions, are correct in all material respects.
     (x) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and to the best of such counsel’s knowledge no proceeding for that purpose has been instituted or threatened by the Commission under the Act.
     (xi) The conditions to the use by the Sponsor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations thereunder which have not been so filed.
     (xii) At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement (other than the information set forth in the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations thereunder.
     (xiii) The execution, delivery and performance of each Sponsor Agreement by the Sponsor will not conflict with or violate any federal statute, rule, regulation or order of any federal governmental agency or body, or any federal court having jurisdiction over the Sponsor or its properties or assets.
     (xiv) The execution, delivery and performance of each Seller Agreement by the Seller will not conflict with or violate any federal statute, rule, regulation or order of any federal governmental agency or body, or any federal court having jurisdiction over the Seller or its properties or assets.
          In addition, counsel shall state that such counsel has participated in conferences with officers and other representatives of each of the Seller, the Sponsor, the Servicer, the Trustee and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus and related matters were discussed and has examined the Original Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any view), at the time the Original Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any view), at the Effective Time with respect to the Notes and the Underwriters pursuant to Rule 430B(F)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), at the date thereof and at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to such counsel’s attention that would lead them to believe that, as of the Applicable Time, the Preliminary Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), when considered together with the information that is presented in the Prospectus that completes those sections of the Preliminary Prospectus that were presented in blank form therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
          D. The Sponsor shall have delivered to the Underwriters a certificate, dated the Closing Date, of an authorized officer of the Sponsor to the effect that the signer of such certificate has carefully examined this Agreement, each Sponsor Agreement and the Prospectus and that: (i) the representations and warranties of the Sponsor in each Sponsor Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Sponsor has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened, (iv) there has been no material adverse change in the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Sponsor, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus and the Prospectus and (v) nothing has come to such officer’s attention that would lead such officer to believe that the Preliminary Prospectus or the Prospectus contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          The Sponsor shall attach to such certificate a true and correct copy of its certificate of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.
          E. The Underwriters shall have received from the Seller a certificate dated the Closing Date, of an authorized officer of the Seller to the effect that the signer of such certificate has carefully examined this Agreement, each Seller Agreement and the Prospectus and that: (i) the representations and warranties of the Seller in each Seller Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Seller has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Date, (iii) there has been no material adverse change in the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Seller whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus and the Prospectus, and (iv) nothing has come to such officer’s attention that would lead such officer to believe that the Preliminary Prospectus or the Prospectus contain any untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          The Seller shall attach to such certificate a true and correct copy of its certificate of incorporation and by-laws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.
          F. The Underwriters shall have received from J. Michael May, Esq., corporate counsel of the Companies, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters to the effect that:
     (i) The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Sponsor and the Seller has full corporate power to own its property or assets and to conduct its business as presently conducted by it and as described in the Preliminary Prospectus and the Prospectus, and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property or assets requires such qualification or where the failure to be so qualified would have a material adverse effect on its general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects.
     (ii) Each Sponsor Agreement and each Seller Agreement has been duly authorized, executed and delivered by authorized officers or signers of the Sponsor or the Seller, as appropriate.
     (iii) The execution, delivery and performance of each Sponsor Agreement by the Sponsor will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Sponsor pursuant to the terms of the certificate of incorporation or the by-laws of the Sponsor or any statute, rule, regulation or order of any governmental agency or body of the State of Delaware, or any Delaware state court having jurisdiction over the Sponsor or its property or assets or any material agreement or instrument known to such counsel to which the Sponsor is a party or by which the Sponsor or any of its property or assets is bound.

     (iv) The execution, delivery and performance of each Seller Agreement by the Seller will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Seller pursuant to the terms of the certificate of incorporation or the by-laws of the Seller or any statute, rule, regulation or order of any governmental agency or body of the State of Nevada, or any Nevada state court having jurisdiction over the Seller or its property or assets or any material agreement or instrument known to such counsel, to which the Seller is a party or by which the Seller or any of its property or assets is bound.
     (v) No authorization, approval, consent or order of, or filing with, any court or governmental agency or authority of the State of Delaware is necessary in connection with the execution, delivery and performance by the Sponsor of any Sponsor Agreement except such as may be required under the Securities Act or the Rules and Regulations and Blue Sky or other state securities laws filings with respect to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement and such other approvals or consents as have been obtained.
     (vi) No authorization, approval, consent or order of, or filing with, any court or governmental agency or authority of the State of Nevada is necessary in connection with the execution, delivery and performance by the Seller of any Seller Agreement, except such as may be required under the Act or the Rules and Regulations and Blue Sky or other state securities laws, filings with respect to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement and such other approvals or consents as have been obtained.
     (vii) There are no legal or governmental proceedings pending to which the Sponsor or the Seller is a party or of which any property or assets of the Sponsor or the Seller is the subject, and no such proceedings are to the best of such counsel’s knowledge threatened or contemplated by governmental authorities against the Sponsor, the Seller or the Trust, that, (A) are required to be disclosed in the Registration Statement or (B) (i) assert the invalidity against the Sponsor of all or any part of any Sponsor Agreement or against the Seller of all or any part of any Seller Agreement, (ii) seek to prevent the issuance of the Securities, (iii) could materially adversely affect the Sponsor’s or the Seller’s obligations under any Sponsor Agreement or any Seller Agreement, as appropriate, or (iv) seek to affect adversely the federal or state income tax attributes of the Securities.
          G. The Underwriters shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities and such other related matters as the Underwriters may require.
          H. The Underwriters shall have received from counsel to the Trustee and the Backup Servicer, a favorable opinion dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:
     (i) The Trustee (as Trustee and Backup Servicer) has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the State of Minnesota.
     (ii) The Trustee (as Trustee and Backup Servicer) has full corporate trust power and authority to enter into and perform its obligations under the Indenture and the Sale and Servicing Agreement, as the case may be, including, but not limited to, its obligation to serve in the capacities of Trustee and Backup Servicer and to execute, issue, countersign and deliver the Notes.
     (iii) The Indenture and the Sale and Servicing Agreement have been duly authorized, executed and delivered by the Trustee (as Trustee and Backup Servicer) and constitute a legal, valid and binding obligation of the Trustee enforceable against the Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).
     (iv) The Notes have been duly authorized, executed and authenticated by the Trustee on behalf of the Trust in accordance with the Indenture.
     (v) The execution, delivery and performance of the Indenture, the Sale and Servicing Agreement and the Notes by the Trustee (as Trustee and Backup Servicer) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Trustee pursuant to the terms of the articles of association or the by-laws of the Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Trustee is a party or by which the Trustee or any of its respective property or assets is bound.
     (vi) No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Trustee or the Backup Servicer of the Indenture, the Sale and Servicing Agreement and the Notes, as applicable.
          I. The Underwriters shall have received from counsel to the Owner Trustee a favorable opinion dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:
     (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.
     (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.
     (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).
     (iv) Neither the execution, delivery and performance by Wilmington Trust Company of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof conflict with or result in a breach of, or constitute a default under the provisions of, Wilmington Trust Company’s certificate of incorporation or bylaws or any law, rule or regulation of the State of Delaware governing the trust powers of Wilmington Trust Company or, to the knowledge of counsel without independent investigation, any judgment or order applicable to Wilmington Trust Company or its properties or, to the knowledge of counsel without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which Wilmington Trust Company is a party or by which it is bound.
     (v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to Wilmington Trust Company for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust.

     (vi) To their knowledge, without independent investigation, there are no proceedings pending or threatened against Wilmington Trust Company in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of Wilmington Trust Company to enter into or perform its obligations under the Trust Agreement.
          J. The Underwriters shall have received from special Delaware counsel to the Trust a favorable opinion dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters (which opinion may contain exceptions, qualifications and assumptions as is standard in opinions delivered in similar transactions), to the effect that:
     (i) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).
     (ii) The Trust has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the trust documents, to issue the Notes and the Certificate and to grant the trust estate to the Trust Collateral Agent as security for the Notes.
     (iii) The trust documents have been duly authorized, executed and delivered by the Trust. The Notes have been duly authorized and executed by the Trust.
     (iv) When the Certificate is duly executed by the Trust and duly authenticated by the Owner Trustee in accordance with the Trust Agreement, the Certificate will be validly issued and entitled to the benefits of the Trust Agreement.
     (v) Under § 3805(b) of the Act, no creditor of any certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.
     (vi) Under § 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a certificateholder has no interest in specific trust property.
     (vii) The Owner Trustee is not required to hold legal title to the trust estate in order for the Trust to qualify as a statutory trust under the Act.
     (viii) Neither the execution, delivery and performance by the Trust of the trust documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.
     (ix) Neither the execution, delivery and performance by the Trust of the trust documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.
     (x) Under Section 3808(a) and (b) of the Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.
          K. Wells Fargo shall have furnished to the Underwriters a certificate of Wells Fargo, signed by one or more duly authorized officers of Wells Fargo, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture and the Sale and Servicing Agreement by Wells Fargo

and the acceptance by the Trustee of the trust created thereby and the due execution and delivery of the Notes by the Trustee thereunder and such other matters as the Underwriters shall reasonably request.
          L. Wilmington Trust Company (“WTC”) shall have furnished to the Underwriters a certificate of WTC, signed by one or more duly authorized officers of WTC, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by WTC and the acceptance by the Owner Trustee of the trust created thereby and the due execution and delivery of the Certificate by the Owner Trustee thereunder and such other matters as the Underwriters shall reasonably request.
          M. The Class A-1 Notes shall have been rated “A-1+” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “Prime-1” by Moody’s Investors Service (“Moody’s”), and the Class A-2 Notes, the Class A-3 Notes shall have been rated “AAA” by S&P” and Aaa” by Moody’s, the Class B Notes shall have been rated “AA” by S&P and “Aa2” by Moody’s, the Class C Notes shall have been rated “A” by S&P and “A2” by Moody’s and the Class D Notes shall have been rated “BBB+” by S&P and “Baa2” by Moody’s.
          N. The Underwriters shall have received copies of letters dated as of the Closing Date, from S&P and Moody’s stating the current ratings of the Notes as set forth in Section M above.
          O. The Underwriters shall have received from Dewey Ballantine LLP, counsel to the Companies, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to true sale matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the rating organizations relating to the Notes.
          P. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.
          Q. The Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and Section 2 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.
          R. On the Closing Date the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated as of the Closing Date, in the form heretofore agreed to.
          S. The Underwriters shall have received from local counsel, in the states where there is a concentration of 10% or more of the Receivables, an opinion dated as of the Closing Date (or as of any other date as specified by the rating agencies to maintain the required ratings on the Notes) as to the perfection of security interests in automobiles in such states.
          T. All closing conditions that must be met for the Initial Purchasers to be obligated to purchase the Class E Notes pursuant to the Note Purchase Agreement shall have been met and the Initial Purchasers shall be so obligated.
          If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to both of the Companies at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8 and (ii) the provisions of Section 8, the indemnity set forth in Section 9, the contribution provisions set forth in Section 9 and the provisions of Sections 12 and 15 shall remain in effect.

          Section 8. Payment of Expenses. The Companies agree to pay the following expenses incident to the performance of the Companies’ obligations under this Agreement, (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Notes, (iv) the fees and disbursements of Dewey Ballantine LLP, counsel to the Companies, (v) the fees and disbursements of PricewaterhouseCoopers LLP, accountants of the Companies, (vi) the qualification of the Notes under securities and Blue Sky laws and the determination of the eligibility of the Notes for investment in accordance with the provisions hereof, including filing fees and the fees and disbursements of Sidley Austin LLP, counsel to the Underwriters, in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) the printing and delivery to the Underwriters in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky survey, (viii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Sale and Servicing Agreement, the Indenture, the Trust Agreement and the other transaction documents, (ix) the fees charged by nationally recognized statistical rating agencies for rating the Notes, (x) the fees and expenses of the Trustee and its counsel, (xi) the fees and expenses of the Owner Trustee and its counsel and (xii) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 2.A(iii).
          If this Agreement is terminated by the Representative in accordance with the provisions of Section 7, the Companies shall reimburse the Representative for all reasonable third-party out-of-pocket expenses, including the reasonable fees and disbursements of Sidley Austin LLP, the Representative’s counsel.
          The Underwriters agree to pay the expenses of Sidley Austin LLP incident to the performance of the Underwriters’ obligations under this Agreement.
          Section 9. Indemnification. A. The Sponsor agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which such Underwriter or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the 430B Information), Preliminary Prospectus or the Prospectus or any amendment, exhibit or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement (including the 430B Information) a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in the Preliminary Prospectus or the Prospectus a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Underwriter and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          The foregoing indemnity agreement is in addition to any liability which the Sponsor may otherwise have to the Underwriters or any controlling person of any of the Underwriters.
          B. Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the Sponsor, the directors and the officers of the Sponsor who signed the Registration Statement, and each person, if any, who controls the Sponsor within the meaning of the Securities Act or the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Sponsor, or any such director, officer or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact relating to such Underwriter contained in the Underwriter Information or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Sponsor, promptly on demand, and any such director, officer or controlling person for any documented legal or other documented expenses reasonably incurred by the Sponsor, or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Sponsor or any such director, officer or controlling person.
          C. Promptly after receipt by any indemnified party under this Section 9 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.
          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.
          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 9 consist of the Underwriters or any of their controlling persons, or by the Companies, if the indemnified parties under this Section 9 consist of either of the Companies or any of the Companies’ directors, officers or controlling persons, but in either case reasonably satisfactory to the indemnified party.
          Each indemnified party, as a condition of the indemnity agreements contained in Sections 8A and B, shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          D. Each Underwriter covenants and agrees that it has not and will not distribute any Other Offering Document unless (i) it has notified the Companies of its intention to distribute such Other Offering Document prior to its distribution thereof and (ii) it provides the Companies with a copy of such Other Offering Document in an electronic format simultaneously with its distribution of such Other Offering Document. “Other Offering Document” means any “written communication” (as defined in Rule 405 of the Rules and Regulations) relating to the offer and sale of the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), including but not limited to any “ABS information and computational materials” (as defined in Item 1101(a) of Regulation AB under the Securities Act), but excluding any such written communication that consists solely of postings that are initially made by any Underwriter on the Bloomberg system and that contains only identifying information regarding the Issuer and the Notes; the expected closing date and first payment date for the Notes; the expected principal amount, expected weighted average life, expected ratings, expected periods for payments of principal, expected final payment date, expected legal final payment date and expected interest rate index for each class of Notes; preliminary guidance as to the interest rate and/or yield for each class of Notes (but not final interest rate or yield information); information regarding the principal amount of the Notes being offered by each Underwriter; other similar or related information such as expected pricing parameters, status of subscriptions and Underwriter’s retentions and ERISA eligibility; and/or any legends regarding the contents of such written communication.
          E. (i) Each Underwriter agrees, assuming all Issuer Information (defined below) is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless the Sponsor, each of the Sponsor’s officers and directors and each person who controls the Sponsor within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information (as defined below) provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter. The obligations of each of the Underwriters under this Section 9E(i) shall be in addition to any liability which such Underwriter may otherwise have.
          (ii) The Sponsor agrees to indemnify and hold harmless each Underwriter, each of such Underwriter’s officers and directors and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The Sponsor’s obligation under this Section 9E(ii) shall be in addition to any liability which they may otherwise have to the Underwriters.
          The procedures set forth in Section 8C shall be equally applicable to this Section 9E.
          F. For purposes of this Section 9, the term “Derived Information” means such information, if any, contained in any Other Offering Document that:
          (i) is not contained in the Registration Statement, Preliminary Prospectus or Prospectus, without taking into account information incorporated into the Registration Statement, Preliminary Prospectus or Prospectus by reference; and
          (ii) does not constitute Issuer Information.
          “Issuer Information” means (i) any computer tape furnished to the Underwriters by the Sponsor or the Seller concerning the Receivables comprising the Trust, (ii) the Registration Statement, Preliminary Prospectus and Prospectus and (iii) any other textual information furnished by the Companies to the Underwriters for inclusion in any Other Offering Document that constitutes “issuer information” (as defined in Rule 433(h)(2) of the Rules and Regulations and footnote 271 of the Securities Act Release No. 33-8591).
          G. If the indemnification provided for in this Section 9 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 9A, 9B or 9E in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute severally and not jointly to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Sponsor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.
          The relative benefits of the Underwriters and the Sponsor shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus.
          The relative fault of the Underwriters and the Sponsor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sponsor or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.
          The Sponsor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9G were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9G shall be deemed to include, for purposes of this Section 9G, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          Each person, if any, who controls each Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as each of the Underwriters and each director of the Sponsor and/or the Seller, each officer of the Sponsor who signed the Registration Statement, and each person, if any, who controls the Sponsor and/or the Seller within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Sponsor.
          In no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          H. The Underwriters severally confirm that the Underwriter Information together with the Derived Information, is correct in all material respects and constitutes the only information furnished in writing to the Sponsor or the Seller by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.
          Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the “Defaulted Securities”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:
          (i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, pro rata in the proportion shown in the attached Schedule 1 as to each non-defaulting Underwriter (“Pro Rata”) (unless the non-defaulting Underwriters agree among themselves to a different allocation) to purchase the full amount thereof, or
          (ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, (a) no non-defaulting Underwriters shall be required to purchase any Notes which were to be purchased by the defaulting Underwriter, (b) the non-defaulting Underwriters may elect to purchase the remaining amount Pro Rata (unless the non-defaulting Underwriters agree among themselves to a different allocation) provided that if the non-defaulting Underwriters have not agreed to purchase the entire aggregate principal amount of the Notes, then this Agreement shall terminate, without any liability on the part of the non-defaulting Underwriters.
          No action taken pursuant to this Section shall relieve the defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.
          In the event of a default by any Underwriter as set forth in this Section, each of the Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.
          Section 11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Sponsor and the Seller prior to delivery of and payment for the Notes if prior to such time (i) any change, or any development involving a prospective change, would have a material adverse effect on the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory situation or business prospects of the Trust, the Sponsor or the Seller which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) the Notes have been placed on credit watch or review by S&P or Moody’s with negative implications; (iii) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; (iv) a banking moratorium shall have been declared by either federal or New York State authorities; (v) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or change in the financial markets, the effect of which is a material adverse effect on the practicality or advisability of proceeding with the completion of the sale and payment for the Notes; or (vi) any material disruption in securities settlement, payment or clearance services shall have occurred in the United States. Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.
          Section 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Companies submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Representative or controlling person of the Representative, or by or on behalf of the Companies or any officers, directors or controlling persons and shall survive delivery of any Notes to the Representative or any controlling person.
          Section 13. Relationship Among Parties. The Sponsor and the Seller acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Sponsor and the Seller with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Sponsor, the Seller or any other person. Additionally, no Underwriter is advising the Sponsor, the Seller or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Sponsor and the Seller shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Sponsor or the Seller with respect thereto. Any review by any Underwriter of the Sponsor, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Sponsor or the Seller.
          Section 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to:

The Underwriters:	Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005
Attention: Managing Director and
Head of North American Asset Backed Securities
Fax: (212) 797-2030

The Sponsor:	AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Fax: (817) 302-7915

The Seller:	AFS SenSub Corp.
2265 B Renaissance Drive, Suite 17
Las Vegas, Nevada 89119
Attention: Chief Financial Officer
Fax: (702) 990-0954
          Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Representative and the Companies, and their respective successors or assigns. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Notes from the Representative shall be deemed to be a successor by reason merely of such purchase.
          Section 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
          Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.
          Section 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of, this Agreement.
[Remainder of Page Intentionally Left Blank]

          If the foregoing is in accordance with the Representative’s understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Representative, the Sponsor and the Seller in accordance with its terms.

Very truly yours,

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Susan B. Sheffield

	Name:	Susan B. Sheffield
	Title:	Senior Vice President, Structured Finance

AFS SENSUB CORP.,

By:	/s/ Susan B. Sheffield

	Name:	Susan B. Sheffield
	Title:	Senior Vice President, Structured Finance

CONFIRMED AND ACCEPTED, as of
the date first above written:

DEUTSCHE BANK SECURITIES INC.,
Acting on its own behalf and as Representative of the
Underwriters referred to in the foregoing Agreement

By:	/s/ Rick Koppenhaver

Name: Rick Koppenhaver
Title: Vice President

By:	/s/ Richard V. Lawrence

Name: Richard V. Lawrence
Title: Director
[Underwriting Agreement]

Schedule 1
Underwriting

	Class A-1	Class A-2	Class A-3	Class B	Class C	Class D
Deutsche Bank Securities Inc.	99.87500%	99.79870%	99.74342%	99.67757%	99.54176%	99.37768%
J.P. Morgan Securities Inc.	99.87500%	99.79870%	99.74342%	99.67757%	99.54176%	99.37768%
Barclays Capital Inc.	99.87500%	99.79870%	99.74342%	99.67757%	99.54176%	99.37768%
Credit Suisse Securities (USA) LLC	99.87500%	99.79870%	99.74342%	99.67757%	99.54176%	99.37768%
Wachovia Capital Markets, LLC	99.87500%	99.79870%	99.74342%	99.67757%	99.54176%	99.37768%

	Class A-1	Class A-2	Class A-3	Class B	Class C	Class D
Deutsche Bank Securities Inc.	$43,160,000	$80,340,000	$52,000,000	$37,500,000	$40,000,000	$25,000,000
J.P. Morgan Securities Inc.	$43,160,000	$80,340,000	$52,000,000	$37,500,000	$40,000,000	$25,000,000
Barclays Capital Inc.	$26,560,000	$49,440,000	$32,000,000	N/A	N/A	N/A
Credit Suisse Securities (USA) LLC	$26,560,000	$49,440,000	$32,000,000	N/A	N/A	N/A
Wachovia Capital Markets, LLC	$26,560,000	$49,440,000	$32,000,000	N/A	N/A	N/A

Total	$166,000,000	$309,000,000	$200,000,000	$75,000,000	$80,000,000	$50,000,000